UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

LivaNova PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	333-203510	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Legalinx Limited

1 Fetter Lane

London, EC4A 1BR

United Kingdom

(Address of Principal Executive Offices)

+44 800 975 8080

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 8, 2015, the Board of Directors of LivaNova PLC (the “Company”) appointed Vivid Sehgal as Chief Financial Officer, effective upon, and subject to, the closing of the merger between Sorin S.p.A. and Cyberonics, Inc., which is expected to take place in the fourth quarter of 2015 (such date on which the closing actually occurs being the “Closing Date”).

Mr. Sehgal, age 47, from August 2014 to June 2015, served as Senior Vice President, Treasury, Risk & Investor Relations for Allergan, Inc., at the time, a multi-specialty health care company focused on developing and commercializing innovative pharmaceuticals, biologics, medical devices and over-the-counter products. From October 2006 until July 2014, he was Allergan’s Vice President & Regional Controller of Europe, Middle East and Africa.

The Company entered into a Service Agreement with Mr. Sehgal (the “Service Agreement”), pursuant to which Mr. Sehgal will serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer. The Service Agreement provides Mr. Sehgal with an annual base salary of £320,000 and an opportunity to earn an annual cash incentive bonus, initially with a target of 75% of Mr. Sehgal’s annual base salary. Mr. Sehgal will also be eligible to participate in the Company’s pension scheme and other employee benefit plans made available to similarly situated employees of the Company.

The Company has established a retention program covering certain key managers of Sorin S.p.A. and Cyberonics, Inc., pursuant to which Mr. Sehgal will be granted stock appreciation rights (“SARs”) under an equity compensation plan to be adopted by the Company. These SARs will be granted to Mr. Sehgal on the Closing Date and will have a fair market value equal to €630,000. It is contemplated that 50% of the SARs will become vested on the first anniversary of the Closing Date and 50% of the SARs will become vested on the second anniversary of the Closing Date, in each case subject to Mr. Sehgal’s continued employment through the applicable vesting date.

Effective upon his employment with the Company, Mr. Sehgal will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

A copy of the Service Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Service Agreement is a summary only and is qualified in its entirety by the full text of the Service Agreement, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The information set forth in the Exhibit Index following the signature page hereto is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date:	September 14, 2015	By:	/s/ Brian Sheridan
		Name:	Brian Sheridan
		Title:	Company Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Service Agreement, dated as of September 8, 2015, by and between LivaNova PLC and Vivid Sehgal.

99.1	Press Release of Sorin S.p.A. and Cyberonics, Inc., dated as of September 10, 2015.